UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

APPYEA INC.

(Name of Registrant as Specified In Its Charter)

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APPYEA, INC.

16 Balfour Street

Jerusalem Israel

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

NOTICE OF STOCKHOLDER ACTION BY Written Consent

GENERAL INFORMATION

To the Holders of Common Stock of AppYea, Inc.:

This Information Statement is first being mailed on or about September __, 2025 to the holders of record of the outstanding voting stock, $0.0001 par value per share (“Common Stock”), of AppYea, Inc., a Nevada corporation (the “Company”), as of the close of business on September __, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the stockholder and director of the Company owning a majority of the voting power of the outstanding shares of stock (the “Majority Stockholder”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to AppYea, Inc., a Nevada corporation.

The Written Consent:

1.	Approved the amendment to the Articles of Incorporation of the Company to change name of the Company from AppYea, Inc. to “MELLATRIX INC.” (the “Corporate Name Change”);

2.

Approved the amendment to the Articles of Incorporation of the Company to increase the total number of authorized shares of Common Stock from 900,000,000 to 6,000,000,000 (the “Increase in Authorized Shares of Common Stock”); and

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of stock and is sufficient under the Nevada Revised Statutes (“NRS”) and our Bylaws to approve the actions described herein. Accordingly, the Name Change and the Increase in Authorized Shares of Common Stock are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the action described herein will not be implemented until a date at least twenty (20) days after the date on which this Information Statement has been first mailed to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act to the holders of voting and non-voting stock (“Stockholders”) to notify the Stockholders of the approval of the Corporate Name Change and the Increase in Authorized Shares of Common Stock s. Stockholders of record at the close of business on September __, 2025 are entitled to notice of the Written Consent. Because this action has been approved by the holder of the required majority of the voting power of our outstanding shares of stock, no proxies were or are being solicited. The Corporate Name Change and the Increase in Authorized Shares of Common Stock will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about September __, 2025.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors

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INTRODUCTION

This Information Statement is being first mailed on or about September __, 2025, to the Stockholders by the Board of Directors of the Company (“Board”) to provide material information regarding the Corporate Name Change and the Increase in Authorized Shares of Common Stock that has been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The approval of the Corporate Name Change and the Increase in Authorized Shares of Common Stock requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock.

Each holder of Common Stock is entitled to one vote per share of Common Stock held of record and each holder of Series A Preferred Stock is entitled to 3,000 votes per share, voting together with the Common Stock, on any matter which may properly come before the stockholders.

CONSENTING STOCKHOLDER

On the Record Date, the Company had 534,758,474 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share. On the Record Date, the Company had 300,000 shares of Series A Preferred Stock issued and outstanding, with the holder thereof being entitled to cast three thousand (3,000) votes per share. On September 11, 2025, Mr. Boris Molchadsky, our Director and former CEO, the Majority Stockholder adopted resolutions approving the Corporate Name Change and the Increase in Authorized Shares of Common Stock. The voting power held by the Majority Stockholder represented a majority of the total voting power of all issued and outstanding stock of the Company as of the Record Date.

We are not seeking written consent from any other stockholder of the Company, and the other stockholders will not be given an opportunity to vote with respect to the Corporate Name Change, the Increase in Authorized Shares of Common Stock. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act. As the Corporate Name Change and the Increase in Authorized Shares of Common Stock were taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

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ACTION NO. 1

CORORATE NAME CHANGE FROM APPYEA, INC.

TO “MELLATRIX INC.”

Reasons for Name Change

As disclosed in our public filings, as of August 21, 202 5we have entered into a transaction with Techlott Enterprises Ltd. (“Techlott”), a Cypriot company, for the acquisition of proprietary blockchain-based lottery and gaming platform and the underlying intellectual property. The transaction with Techlott represents a strategic business pivot for the Company by focusing it on the rapidly growing institutional lottery market, providing a complete, production-ready technology package engineered for enterprise deployments. We are building an infrastructure layer that makes fairness and transparency the default in games—spanning lottery and keno, virtual racing, and large multiplayer titles. This is a “digital receipt printer” for every draw or in-game event, the system generates verifiable randomness (VRF), records a public, tamper-evident receipt, and creates an audit trail ready for regulators and operators. The takeaway is simple—operators, regulators, and even players can verify rather than just “trust.” The infrastructure layer plugs into an operator’s stack via SDK/API. The architecture is multi-chain (including support for leading L2s such as Base), engineered for thousands of requests per second, and comes with an audit trail and internal reporting to simplify regulatory compliance.

Following on the heels of that announcement, on September 8, 2025, we issued a development update on our Techlott powered blockchain results engine regarding our plans to complete by the end of this year the adaptation of the platform to new and additional applications such that we can begin commercial pilots with licensed operators and expand dynamic rulebooks (odds, prizes, logic) by jurisdiction and market.

Our current corporate name does not reflect the refocusing of AppYea to its new principal line of business. Accordingly, we have decided to change our name to “MELLATRIX INC..” to better align our corporate name with the new technology. We believe that changing our name to “MELLATRIX INC.” is more in line with our new expected line of business and the potential beneficial effects of the name change are expected to aid us in achieving brand recognition and better position us to obtain future sources of financing.

Effects of the Name Change

The Board shall cause a certificate of amendment to our articles of Incorporation to change our corporate name from “AppYea, Inc.” to “MELLATRIX INC ”A copy of such amendment is attached as Appendix A.

The change of our name will not by itself have any effect on our corporate status or the rights of stockholders, or affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.

We intend to apply to FINRA for a new ticker symbol and a new CUSIP number of our Common Stock. The new corporate name and a new symbol will not become effective until approved by FINRA

Dissenters’ Rights

Pursuant to the NRS, our stockholders are not entitled to dissenters’ rights with respect to the Name Change.

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ACTION NO. 2

APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Amendment to Increase Shares of our Common Stock

On August 12, 2025, our Board approved, subject to shareholder approval, the Amended and Restated Articles of Incorporation (the “A&R Articles”), which amends and restates our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 900,000,000 to 6,000,000,000. The text of the proposed A&R Articles is set forth in Appendix A attached hereto.

Purposes of the Increase in Shares of our Common Stock

The Company currently has authorized capital stock of 900,000,000 shares of our common stock, with 534,758,474 shares outstanding and 500,000 shares of blank check preferred stock, of which 300,000 shares of which are designated as Series A Preferred Stock, with 250,000 shares of which are issued and outstanding.

The Majority Stockholder voted in favor of amending and restating our Articles of Incorporation to increase the authorized shares of our common stock from 900,000,000 to 6,000,000,000, in order to assure sufficient number of shares for the Company to comply with its issuance obligations in respect of the Techlott acquisition as well as the appointment of the new management team, as recently disclosed in our current reports on Form 8-K. In addition, the additional shares are intended to improve our financial flexibility with respect to our capital structure by having additional shares for future equity financings and acquisitions.

The extra shares of authorized our common stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, other than as publicly disclosed, we have no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the additional shares to acquire another company or its assets, or for any other corporate purpose stated.

Principal Effects of the Increase in Authorized Shares

The Company’s stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of our common stock, but will experience dilution to the extent additional shares are issued in the future.

Having an increased number of authorized but unissued shares of our common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The issuance of additional shares of our common stock may, if such shares are issued at prices below what current stockholders’ paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of our common stock that would become authorized by the A&R Articles unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Majority Stockholder that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of us and our stockholders.

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When issued, the additional shares of our common stock authorized by the A&R Articles will have the same rights and privileges as the shares of our common stock currently authorized and outstanding. Holders of our common stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of our common stock when such shares are issued.

Shares of authorized and unissued our common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of us could occur. Issuance of additional our common stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of our common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to our Articles of Incorporation, as amended, or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of our common stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 12, 2025 for (a) the executive officers, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Under the rules of the SEC, a stockholder is deemed to be a beneficial owner of any security of which that stockholder has the right to acquire beneficial ownership in 60 days of September 12, 2025. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 534,758,474 shares of common stock outstanding on September 12, 2025.

Name of Beneficial Owner	COMMON STOCK		% of class (Common Stock)	SERIES A PREFERRED STOCK (1)	% of class (Series A Preferred)
Officers and Directors
Yakir Abadi, CEO and Director	*	(2)	—	—	—
Eldar Edmund Grady, Director	*	(2)	—	—	—
Boris Molchadsky, Director	163,553,935	(3)	30.58%	222,664	96.56%
Ron Mekler, Chief Financial Officer	2,519,104	(4)	* %
5% shareholders	—		—
Plutus Investments LP	56,699,8391	(5)	10.6%
Officers and Directors as a Group (two persons)	166,073,039		31.69%	222,664	96.56%	—

*	Less than 1%

(1)	The Series A Preferred Stock were issued in June 2020. The Series A Preferred Stock is authorized to vote with the Common Stock in all stockholder meetings that the Common Stock may vote and each share has voting power equal to 3,000 votes per share and are convertible at a rate of 1,500 common stock to each preferred share.

(2)	Each of Mr. Abadi and Mr. Grady were appointed to their respective positions as of August 12, 2025. Subject to the Increase in Authorized Shares of Common Stock, each of these persons is entitled to options for 638,961,306, which vest under certain specified milestones and are exercisable at a per share exercise price of $0.0001.

(3)	Comprised of 96,004,464 shares held directly by Mr. Molchadsky and 67,549,471 held through Nexense Technologies Inc.

(4)	Comprised of (i) 1,519,104 shares and (ii) 1,000,000 shares issuable upon exercise of currently exercisable options. Subject to the Increase in Authorized Shares of Common Stock, Mr. Mekler is entitled to options for 15,000,000, at a per share exercise price of $0.0001 and which vest on a quarterly basis over a two year period.

(5)	Comprised of (i) 14,989,494 shares and (ii) 41,710,345 shares issuable upon conversion of convertible notes based on the publicly traded stock as of September 11, 2025. The notes are not convertible prior to February 15, 2026.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at ron@appyea.com.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices.

Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Majority Stockholder’s approval of the specified actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the SEC. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

By Order of the Board of Directors,

/s/ Eldar Edmund Grady
Chairman of the Board of Directors
September 12, 2025

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Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

AppYea Inc

2. The articles have been amended as follows:

(i) Existing ARTICLE I is deleted and replaced by the following

“ARTICLE I

The name of the corporation shall be MELLATRIX INC.”

(ii) Existing ARTICLE IV Section 1 is deleted and replaced by the following

“ARTICLE IV

Section 1. Designation and Number of Shares.

(a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 6,00,500,000 shares, consisting of six billion (6,000,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and five hundred thousand (500,000) shares of undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

(b) Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of Common Stock or Undesignated Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with or as set forth below in this Article IV.”

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revise: 3-6-09

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